Exhibit 10.3

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Agreement”) is made by and between VIP PLAY, INC., a Nevada corporation, f/k/a KeyStar Corp (the “Company”), and __________________________, an individual (“Grantee”), effective as of the Date of Grant shown on the accompanying Notice of Stock Option Grant (the “Grant Notice”). Terms with initial capital letters not explicitly defined in this Agreement or the Grant Notice but defined in the VIP PLAY, INC. 2023 Stock Plan, as amended and restated October 3, 2025 (the “Plan”) will have the same definition and meaning as in the Plan.

1. Grant of Option. The Company has granted to Grantee an option to purchase, on the terms and conditions set forth in the Plan and this Agreement, all or any part of the number of shares of Common Stock described in the Grant Notice (the “Shares”), at the Exercise Price set forth in the Grant Notice (the “Option”), subject to adjustment as set forth in Section 15 of the Plan.

2. Vesting. Subject to the terms and conditions set forth in the Plan and this Agreement, the Option will vest in accordance with Section 10 of the Plan, as further described in the Grant Notice, provided that vesting will cease upon the termination of Grantee’s Continuous Service.

3. Forfeiture; Expiration. Any unvested portion of the Option will be forfeited immediately, automatically, and without consideration upon a termination of Grantee’s Continuous Service for any reason. In the event Grantee’s Continuous Service is terminated for Cause, the vested portion of the Option will also be forfeited immediately, automatically, and without consideration upon that termination for Cause. Any unexercised vested portion of the Option will expire on the Expiration Date set forth in the Grant Notice.

4. Period of Exercise. Subject to the terms and conditions set forth in the Plan and this Agreement, Grantee may exercise all or any part of the vested portion of the Option at any time prior to the earliest to occur of.

(a) the Expiration Date indicated in the Grant Notice,

(b) the effective date of the termination of Grantee’s Continuous Service for Cause;

(c) the date that is twelve (12) months after the termination of Grantee’s Continuous Service due to his or her death or Disability (but in no event later than the Expiration Date); or

(d) the date that is three (3) months after the termination of Grantee’s Continuous Service for any reason other than Cause, Disability or death.

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5. Exercise of Option. Grantee or, in the case of Grantee’s death, Grantee’s estate, personal representative or beneficiary who has acquired the stock right by will or the laws of descent and distribution, may exercise all or any part of the vested portion of the Option by delivering to the Company at its principal office a written notice of exercise in the form attached as Exhibit A or any other form that the Committee may permit (such notice, a “Notice of Exercise”). The Notice of Exercise must be signed by the person exercising the Option. In the event that the Option is being exercised by Grantee’s representative, the Notice of Exercise will be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. In addition, any exercise of the Option, whether in whole or in part, is subject to the following conditions:

(a) Grantee (or Grantee’s representative, if applicable) will deliver to the Company, at the time of giving the Notice of Exercise, payment in a form permissible under Section 6 below for the full amount of the Purchase Price.

(b) Grantee (or Grantee’s representative, if applicable) may exercise the Option only for whole Shares.

(c) Grantee (or Grantee’s representative, if applicable) may not exercise the Option unless the tax withholding obligations of the Company and/or any Related Corporation, as described in Section 9 below, are satisfied.

(d) In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act, then at the time this Option is exercised, Grantee will, if required by the Company and as a condition to the issuance of the Shares, concurrently with the exercise of all or any portion of this Option, deliver to the Company an Investment Representation Statement in a form reasonably acceptable to the Company.

(e) If required by the Committee in its discretion, Grantee (or Grantee’s representative, if applicable) will execute a joinder agreement (in form acceptable to the Committee) contemporaneously with the exercise of the Option such that Grantee will become a party to any stockholders’ agreement, investor rights agreement, or similar agreement as may be entered into from time to time by and among the Company and the holders of the Company’s stock. Any such agreement may contain restrictions on the transferability of shares of Common Stock acquired pursuant to this Option (such as a right of first refusal or a prohibition on transfer) and such shares may be subject to call rights and drag-along rights of the Company and certain of its stockholders. The Company may also have any repurchase rights set forth in such agreements, the Plan or this Agreement.

(f) In the event that Grantee is an employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (sometimes referred to as a “non-exempt employee”), then he or she may not exercise the Option until he or she has completed at least six (6) months of Continuous Service measured from the Date of Grant specified in the Grant Notice, notwithstanding any other provision of the Option.

6. Payment for Shares. The “Purchase Price” will be the Exercise Price indicated in the Grant Notice multiplied by the number of Shares with respect to which the Option is being exercised. The Purchase Price may be paid as follows:

(a)	in cash;

(b)	by check or money order; or

(c)	at the discretion of the Committee, any other method permitted by the Plan.

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7. Securities Law Compliance. No Shares will be issued pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. The Company may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.

8. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal income tax consequences of exercise of this Option and disposition of the Shares issued as a result of the exercise thereof. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THIS SUMMARY DOES NOT INCLUDE ANY DISCUSSION OF STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES OR ANY FEDERAL TAX CONSEQUENCES OTHER THAN INCOME TAX. BESIDES THE INCOME TAX ITEMS SUMMARIZED BELOW, EMPLOYMENT OR SELF-EMPLOYMENT TAXES MAY ALSO APPLY WITH RESPECT TO THE OPTION. GRANTEE SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercise of ISO. If this Option qualifies as an ISO (as defined in the Plan), there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Purchase Price will be treated as an item of adjustment to the alternative minimum tax for federal tax purposes in the year of exercise and may subject Grantee to the alternative minimum tax. Notwithstanding anything to the contrary in this Agreement or the Plan, an Option must satisfy the applicable requirements of Code Section 422 in order to qualify as an ISO.

(b) Exercise of Nonstatutory Stock Option. If this Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. Grantee will be treated in such event as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Purchase Price If Grantee is an employee, the Company will generally be required to withhold from Grantee’s compensation or collect from Grantee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise (see Section 9 below).

(c) Application of Code Section 83(i). The Company does not intend for this Option to be a “qualified equity grant” within the meaning of Code Section 83(i). Grantee acknowledges and agrees that Grantee will not be eligible to make an election under Code Section 83(i) to defer income taxation on income recognized in connection with the exercise of this Option. Grantee further agrees not to attempt to make, nor to take the position that Grantee is eligible to make, any election under Code Section 83(i) in connection with the exercise of this Option.

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(d) Disposition of Shares. In the case of an NSO, if Shares are held for more than one year after the date of the taxable compensation event, under current law any gain realized on disposition of the Shares will generally be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for more than one year after exercise and are disposed of more than two years after the Date of Grant, any gain realized on disposition of the Shares will generally also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise (such disposition a “Disqualifying Disposition”), any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) in an amount equal to the excess of (1) the lesser of (A) the fair market value of the Shares on the date of exercise or (B) the sale price of the Shares, over (2) the Purchase Price paid for those Shares. The gain realized in excess of such amount, if any, will generally be eligible for capital gains treatment (either short-term or long-term, depending upon the length of time the Shares were held prior to disposition).

(e) Notice of Disqualifying Disposition of ISO Shares. If the Option is designated as an ISO, then in the event of a Disqualifying Disposition, Grantee will immediately, and in any event not later than fifteen (15) days after such disposition, notify the Company in writing of such disposition.

9. Withholding Obligations. Grantee may incur tax obligations under federal, state, local, and/or foreign law in connection with the grant, vesting, or exercise of the Option, the ownership of the Shares, and other actions taken pursuant to this Agreement, which obligations the Company may be required to satisfy by withholding from Grantee’s compensation or otherwise collect from Grantee. Grantee agrees that the Company (or a Related Corporation) may condition the exercise of the Option upon the satisfaction of such withholding tax obligations, and may satisfy such withholding by any of the following means or by a combination of such means, in the Committee’s discretion: (i) withholding from any compensation otherwise payable to Grantee by the Company; (ii) causing Grantee to tender a cash payment; or (iii) withholding from the Shares otherwise issuable to Grantee upon exercise of the Option the number of Shares with a Fair Market Value (measured as of the date the tax withholding obligations are to be determined) equal to the amount of such tax withholding, provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income (or such lesser amount as may be necessary to avoid classification of the Shares as a liability for financial accounting purposes). Grantee understands that all matters with respect to the total amount of taxes to be withheld in respect of such compensation income will be determined by the Committee in its reasonable discretion. Grantee further understands that, although the Company will pay withheld amounts to the applicable taxing authorities, Grantee remains responsible for payment of all taxes due as a result of income arising under the Agreement and for filing all relevant documentation required to be filed in connection with the Option or the Shares other than those filings that are the specific obligation of the Company under applicable law.

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10. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Grantee understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws (and with respect to uncertificated Shares, the book entries evidencing such shares shall contain the following notations or notations substantially equivalent thereto):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS, AND CONDITIONS (INCLUDING RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE VIP PLAY, INC. 2023 STOCK PLAN, AND THE STOCK OPTION AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES, IF ANY, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Grantee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

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(c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any Grantee or other transferee to whom such Shares will have been so transferred.

11. Rights as a Stockholder. Neither Grantee nor anyone claiming through him/her will have any rights as a stockholder of the Company with respect to any Shares subject to the Option until Grantee has exercised the Option as described herein and the Shares are delivered (as evidenced by delivery of a certificate for such Shares or the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

12. Transferability. The Option may not be sold, pledged, assigned, hypothecated, transferred, except by will or by the laws of descent and distribution, and is exercisable during Grantee’s life only by Grantee. Notwithstanding the foregoing, in the event of Grantee’s death, Grantee’s estate, personal representative or beneficiary who has acquired the stock right by will or the laws of descent and distribution will thereafter be entitled to exercise the Option; provided proper proof of such status and authority is provided to the Company, as it deems acceptable.

13. Option not a Service Contract. Neither the Option nor this Agreement is an employment agreement or service contract, and nothing in this Agreement or the Grant Notice creates or will be deemed to create in any way whatsoever any obligation on Grantee’s part to continue in the service of the Company or a Related Corporation, or of the Company or a Related Corporation to continue Grantee’s service.

14. Governing Plan Document. This Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. Grantee acknowledges receipt of a copy of the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan will control

15. Miscellaneous.

(a) Notices. Any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally, one day after deposit with a recognized international delivery service (such as FedEx), or three days after deposit in the U.S. mail, first class, certified or registered, return receipt requested, with postage prepaid, in each case addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may designate by notifying the other in writing.

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(b) Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Grantee, Grantee’s executor, personal representative(s), distributees, administrators, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(c) Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable

(d) Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both Grantee and the Company.

(e) Choice of Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Nevada, without giving effect to the choice of law rules of any jurisdiction.

(f) Entire Agreement. This Agreement, along with the Grant Notice and the Plan, constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to such subject matter.

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EXHIBIT A

NOTICE OF EXERCISE

VIP PLAY, INC.

8400 West Sunset Road

Suite 300

Las Vegas, Nevada 89113

Attention: President

Date of Exercise: ______________________

1. Exercise of Option. This constitutes notice to VIP PLAY, INC., f/k/a KeyStar Corp (the “Company”) that, pursuant to the VIP PLAY, INC. 2023 Stock Plan, as amended and restated October 3, 2025 (the “Plan”) and the Stock Option Award Agreement, dated January 23, 2026 (the “Award Agreement”), I elect to purchase the number of Shares set forth below for the price set forth below:

Number of Shares as to which Option is exercised (the “Optioned Shares”):
Exercise Price per Share:
Total Purchase Price:

2. Delivery of Payment. With this notice, I hereby deliver to the Company the full Purchase Price for the Optioned Shares, in a fowl permitted by the Award Agreement.

3. Representations. By signing and delivering this notice to the Company, I acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the Option. I further represent that I have received, read, and understood the Plan and the Award Agreement, and I confirm my agreement to abide by and be bound by their terms and conditions. Capitalized terms used and not otherwise defined in this notice will have the meanings ascribed to those terms in the Award Agreement.

4. Compliance with Securities Laws. I understand and acknowledge that the Optioned Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, notwithstanding any other provision of the Award Agreement to the contrary, the exercise of any rights to purchase any Optioned Shares is expressly conditioned upon compliance with the Securities Act, all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Company’s Common Stock may be listed or traded at the time of exercise and transfer. I agree to cooperate with the Company to ensure compliance with such laws. I further understand that because the Optioned Shares have not been registered under the Securities Act, they cannot be resold and must be held indefinitely unless they are registered under the Securities Act or unless an exemption from such registration is available and that the certificate(s) representing the Optioned Shares may bear a legend to that effect. I understand that the Company is under no obligation to register the Optioned Shares and that an exemption may not be available or may not permit me to transfer Optioned Shares in the amounts or at the times I may desire.

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5. Rights as Stockholder. While the Company will endeavor to process this notice in a timely manner, I acknowledge that, until the issuance of the Optioned Shares (or, in the Company’s discretion, in un-certificated form, upon the books of the Company’s transfer agent) and my satisfaction of any other conditions imposed by the Company pursuant to the Plan or as set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of my Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

6. Tax Withholding. I acknowledge that my exercise of the Option may result in tax obligations that require the Company to withhold certain amounts to satisfy federal, state, local, and/or foreign taxes. I agree to satisfy such tax withholding obligations as described in Section 9 of the Award Agreement.

7. Code Section 83. If I make an election with respect to the Optioned Shares under either section 83(b) or section 83(i) of the Internal Revenue Code of 1986, as amended, to the extent either such election is available, I will notify the Company of such election within fifteen (15) days of making such election. I understand that it is my sole responsibility, and not that of the Company or any of its agents, to timely and accurately make such election and submit it as required to the Internal Revenue Service.

8. Tax Consultation. I understand that I may experience adverse tax consequences as a result of my exercise of the Option or my disposition of the Optioned Shares. I represent that I have consulted with any tax consultants I deem advisable in connection with the exercise of the Option and/or the disposition of the Optioned Shares and that I am not relying on the Company or its officers, representatives, or agents for any tax advice.

9. Interpretation. Any dispute regarding the interpretation of this notice will be resolved by the Committee in its discretion, and the Committee’s determination will be final and binding on all parties.

10. Entire Agreement. The Plan and the Award Agreement under which the Optioned Shares were granted are incorporated herein by reference and, together with this notice, constitute the entire agreement of the parties with respect to the subject matter of this notice.

GRANTEE:
Address:

Print Name:

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